EXHIBIT 23.2


                      Consent of Independent Public Accountants
                                ----------------------

As independent public accountants, we hereby consent to the incorporation by reference of our report on Lamar Signal Processing, Ltd. dated July 12, 1998, appearing in the Current Report on Form 8-K/A of Andrea Electronics Corporation (the "Company"), into the Company's Form S-3 Registration Statements, and to all references to our firm included in this Form S-3 Registration Statement.



                                          LUBOSHITZ KASIERER & CO.
                                          Certified Public Accountants (Isr.)
                                          Member Firm of Arthur Andersen

Haifa, Israel
August 7, 1998